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                                   LAW OFFICES
MELVIN J. BUCKMAN           McCAUSLAND, KEEN & BUCKMAN
McKINLEY C. McADOO          A PROFESSIONAL CORPORATION                 EXHIBIT 5
ROBERT H. YOUNG, JR.               RADNOR COURT
CAROL A. CINOTTI                     SUITE 160
JAMES G. LOGUE                259 RADNOR-CHESTER ROAD
ALAN N. ESCOTT                 RADNOR, PA 19087-5240
GLENN S. GITOMER                   610-341-1000
MARC S. MASER                 TELECOPIER 610-341-1099
NANCY D. WEISBERG
ELLEN PULVER FLATT
JANEEN OLSEN DOUGHERTY                                      Writer's Direct Dial
ERIN E. STANTON                                             Number: 610-341-1015
RAYMOND K. WALHEIM


                                                             December 18, 1997
VIA EDGAR
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Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      RomTech, Inc. - Registration Statement on Form S-8
                  --------------------------------------------------

Dear Sir or Madam:

         We have acted as counsel to RomTech, Inc. (the "Company"), a Pennsylvania corporation, in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         The Registration Statement covers 1,950,000 shares (the "Shares") of the Company's Common Stock which may be issued by the Company upon exercise of options granted or available for grant under the Company's Amended and Restated 1995 Stock Option Plan (the "Plan"). We have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's Bylaws, the Plan and related minutes of actions taken by the Board of Directors and Shareholders of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of the options granted under the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Sincerely,

                                   McCAUSLAND, KEEN & BUCKMAN


                                   By: /s/ Nancy D. Weisberg
                                       ---------------------------------
                                       Nancy D. Weisberg, Vice President